UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2012

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Modine Manufacturing Company (the “Company”) announced that, effective January 26, 2012, Thomas F. Marry, 50, was promoted to Executive Vice President and Chief Operating Officer of the Company.

Prior to his promotion, Mr. Marry held the following positions with the Company, Executive Vice President – Europe, Asia and Commercial Products Group (May 2011 – January 2012); Regional Vice President – Asia and Commercial Products Group (November 2007 – May 2011); Managing Director – Powertrain Cooling Products (October 2006 – October 2007); General Manager – Truck Division (2003 – 2006); Director – Engine Products Group (2001 – 2003); Manager – Sales, Marketing and Product Development (1999 – 2001); and Marketing Manager (1998 – 1999).  Mr. Marry’s experience prior to joining the Company includes multiple roles with General Motors, Robert Bosch and Milwaukee Electric Tool, in both the United States and Europe.  Mr. Marry has a Bachelor’s degree in Mechanical Engineering from the University of Illinois and an MBA from the Kellogg School of Management, Northwestern University.

In connection with his promotion, Mr. Marry’s annual base salary was increased to $400,000, his Management Incentive Plan (cash bonus) level was increased to 70% of base salary at target and his potential Long-Term Incentive Plan payout level was increased to 150% of base salary at target.  In addition, the Company granted Mr. Marry 50,000 shares of restricted stock of the Company, 50% of which shall vest on January 26, 2016, provided that Mr. Marry is employed by the Company in a similar or senior capacity on such date, and 50% of which shall vest on January 26, 2017, provided that Mr. Marry is employed by the Company in a similar or senior capacity on such date.   The foregoing description of the terms of the restricted stock granted to Mr. Marry is qualified in its entirety by the Restricted Stock Agreement attached as Exhibit 10.1

A copy of the press release, dated January 27, 2012, announcing Mr. Marry’s promotion is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

10.1	Restricted Stock Award Agreement between the Company and Thomas F. Marry

99.1	Press Release dated January 27, 2012 regarding appointment of Thomas F. Marry as Executive Vice President and Chief Operating Officer.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

	By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President – Corporate Development,
General Counsel and Secretary

Date: January 30, 2012

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